Exhibit 10.46

PERSONNEL SERVICES

AGREEMENT FOR THE

TULSA PILOT PLANT FACILITY

THIS AGREEMENT made and entered into as March 1, 2013 by and between Syntroleum Corporation (“Syntroleum”) and Sasol (USA) Corporation (“Sasol”). Each of Sasol and Syntroleum are hereinafter referred to as a “Party” and collectively as the “Parties”. Syntroleum and Sasol agree as follows:

1. Personnel

1.1 Upon the request of Sasol, Syntroleum shall provide during the Term technical support services as Sasol may reasonably request to assist with the operation of the Tulsa Pilot Facility (the “Plant”) and consistent with Syntroleum’s knowledge and expertise.

1.2 Syntroleum hereby agrees to devote the effort and time as shall be necessary to perform these services.

1.3 Sasol and Syntroleum agree and designate an initial number of four (4) full time engineering and managerial employees and one (1) part-time administrative employee that Syntroleum shall provide to Sasol for the operations, engineering and/or maintenance requirements for the Plant (the “Syntroleum Personnel”).

1.4 Syntroleum is and shall remain an independent contractor in performing the technical services under this Agreement and shall dete1mine the manner and means by which results are to be obtained after consultation with Sasol, and shall maintain complete control of its workers and operations incident to the proper performance and completion of this Agreement.

1.5 Should Sasol no longer require the technical services, it shall provide Syntroleum with ninety (90) days notice of its h1tention to cease utilizing the relevant discipline, which notice shall name the person(s) whom Sasol will no longer utilize.

1.6 Syntroleum shall use its best efforts to make the following Syntroleum Personnel available on a full time basis, or part-time as applicable, should they be required by Sasol: Nathan Jannasch, Kurt Schimelpfenig, Cody Tidwell, Kelli Hammerlund and Tina Cooper. Sasol may also need casual services such as drafting, administrative, purchasing services from time to time. Sasol will pay for such services on an hourly basis.

1.7 In the event Sasol requires increased staffing levels, Sasol shall consult with Syntroleum ninety (90) days prior to fill such staffing positions with additional Syntroleum Personnel. Sasol may also employ third-party contractors in its sole discretion,

1.7 Except in cases of emergency or risk of harm, Syntroleum may change any individual Syntroleum Personnel in the Plant with thiry (30) day notice to Sasol. Upon thirty (30) days notice to Syntroleum from Sasol, Syntroleum shall change any individual Syntroleum Personnel in the Plant. If Sasol requests a replacement from Syntroleum, any change to the Syntroleum Personnel will take into account the level of experience and skill required for the position.

2. Term

Term as used herein, shall begin on the date of execution hereof and shall end one (1) year later. Sasol may in its sole discretion nominate an extension of the Term for a maximum of two (2) one year extensions (a maximum of two years) beyond the initial Term by providing Syntroleum with written notice ninety (90) days prior to the end of the existing Term.

3. Income Tax Withholding

Sasol shall not withhold from any amounts payable under this Agreement any federal, state, city or other taxes on the services to be provided by Syntroleum pursuant to this Agreement that shall · be required pursuant to any law or governmental regulation or ruling (“Syntroleum Taxes”). Syntroleum shall pay all Syntroleum Taxes directly and shall hold Sasol harmless from any and all liability arising as a result of any failure to do so. Syntroleum shall not be responsible for. payment of any income, franchise, gross receipts or personal property taxes paid by SASOL on SASOL’s income, capital, assets or gross sales as a result of this Agreement.

4. Termination

This Agreement and the amounts payable hereunder shall be terminable by Sasol for Cause. For pm-poses of this Agreement, “Cause” shall be termination resulting from (i) an act or acts of fraud, theft or embezzlement on the part of Syntroleum Personnel or other act which materially and adversely affects Sasol or its business reputation; or (ii) a material breach by Syntroleum during the Tenn.

5. Costs

Sasol shall reimburse Syntroleum for its direct personnel costs as per Syntroleum’s Personnel Rates included as Schedule No. 1 hereto. Syntroleum will invoice Sasol for the technical services within ten (10) days of the last day of each month. Payment is due within thirty (30) days of the invoice date. In the event Sasol fails to make payment within the thirty (30) days of the invoice date, Sasol shall pay interest on the overdue amount at the rate of one percent (1%) per month until paid in full.

6. Reporting

Syntroleum Personnel shall work under the direction of the Sasol Manager. Syntroleum Personnel shall neither be employees of nor repo1t directly to the Sasol Manager or any Sasol personnel during the term of this Agreement.

7. Policy Violations

In the event that any Syntroleum Personnel, (i) violates the confidentiality obligations of this Agreement or prior agreements, (ii) poses a recognizable risk of harm to others, or (iii) otherwise violates the health, safety and environmental policies employed at the Plant, such infraction will be promptly brought to the attention of Syntroleum for corrective action. Any disciplinary actions necessary shall be the sole responsibility of Syntroleum who shall consult the Sasol Manager.

8. Independent Contractor Status

Syntroleum and Syntroleum Personnel shall remain independent contractors in discharging their obligations under this Agreement. Syntroleum shall determine the manner and means by which its obligations are to be perfonned and shall maintain complete control of Syntroleum Personnel and their operations. Syntroleum shall ensure that all of the Syntroleum Personnel perform their obligations required by this Agreement. Neither Syntroleum nor Syntroleum Personnel are or shall be mandated to represent, act for, or be deemed to be the agent, representative, employee or servant of Sasol nor shall Syntroleum or anyone employed or engaged by it be treated as an employee of Sasol for any purpose, including tax and social security coverage and withholding, or any Sasol-provided employee benefits.

9. Syntroleum Personnel Confidentiality Agreements

Syntroleum wan-ants that the Syntroleum Personnel shall have executed agreements with Syntroleum which provides the protection required for Sasol Confidential Information as stipulated in the Technology Rights Agreement between Syntroleum and Sasol Technology (Pty) Ltd dated December 9, 2008, and provides for the transfer of intellectual property from such Syntroleum Personnel to give effect to the intellectual property provisions of the Technology Rights Agreement.

10. Non-Solicitation of Personnel

10.1 During the term of this Agreement and for three (3) years after the Termination Date, neither Party shall directly or indirectly induce, cause, solicit, persuade or attempt to do any of the foregoing in order to cause any representative, agent or employee of the other Party or its Affiliates, to terminate such person’ s employment or relationship with that Party, or its Affiliates, or to violate the terms of any other agreement between said representative, agent or employee and the other Party, or its Affiliates.

10.2 Should circumstances change so that Syntroleum has no requirement for the continued employment of the persons tendering the technical services, Syntroleum may discuss opportunities for employment of said persons with Sasol.

11. Indemnification

SASOL AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SYNTROLEUM AND ITS AFFILIATES (INCLUDING ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, CONTRACTORS AND SUBCONTRACTORS, COLLECTIVELY “SYNTROLEUM PARTIES”) FROM AND AGAINST ANY LOSSES, CLAIMS, DEMANDS, COSTS OR EXPENSES (COLLECTIVELY, “LIABILITIES”) ARISING OUT OF ANY PROPERTY (REAL OR PERSONAL) DAMAGES, PERSONAL INJURIES OR DEATH CAUSED TO. SASOL AND ITS AFFILIATES (INCLUDING ITS AND THEIR OFFICERS, DIRECTORS, AND EMPLOYEES, REPRESENTATIVES, CONTRACTORS AND SUBCONTRACTORS, COLLECTIVELY “SASOL PARTIES”) BY THE SYNTROLEUM PARTIES OR THIRD PARTIES, EXCEPT TO THE EXTENT CAUSED BY THE SYNTROLEUM PARTIES’ GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR ILLEGAL ACTS. SASOL’S OBLIGATION HEREUNDER SHALL NOT BE LIMITED BY APPLICABLE WORKERS’ COMPENSATION LAWS AND SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

SYNTROLEUM AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SASOL AND ITS AFFILIATES (INCLUDING ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, CONTRACTORS AND SUBCONTR ACTORS, COLLECTIVELY “SASOL PARTIES”) FROM AND AGAINST ANY LIABILITIES ARISING OUT OF ANY PROPERTY (REAL OR PERSONAL) DAMAGES, PERSONAL INJURIES OR DEATH CAUSED TO THE SYNTROLEUM PARTIES BY THE SASOL PARTIES OR THIRD PARTIES EXCEPT TO THE EXTENT CAUSED BY THE SASOL PARTIES’ GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR ILLEGAL ACTS. SYNTROLEUM’S OBLIGATION HEREUNDER SHALL NOT BE LIMITED BY APPLICABLE WORKERS’ COMPENSATION LAWS AND SHALL SURVIVE TERMINATION OF THIS AGREEMENT. In no event shall Syntroleum’s total aggregate liability under this Agreement exceed the total fees paid by Sasol to Syntroleum for the first Month of services, multiplied by 12.

SASOL AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE SYNTROLEUM PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES TO THIRD PARTIES ARISING OUT OF OPERATION OF THE PLANT OR CAUSED BY OR RESULTING IN WHOLE OR IN . PART FROM ANY ACCIDENTS, INCIDENTS, RELEASES, SPILLS, ENVIRONMENTAL DAMAGES, EXPLOSIONS, OR FIRES AT THE PLANT, EXCEPT TO THE EXTENT CAUSED BY THE SYNTROLEUM PARTIES’ GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR ILLEGAL ACTS.

12. Consequential Damages

Neither Sasol nor Syntroleum shall be liable under this Agreement for any consequential, indirect, incidental, special or punitive damages, losses or any other liabilities not expressly set forth herein, regardless of legal theory.

13. Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective assigns. This Agreement, or any part thereof, shall not be assigned, delegated, or otherwise transferred by either Party without the prior written consent of the other (which consent shall not be unreasonably withheld or delayed); except that no such consent shall be required (a) when such transfer is in connection with the sale or other transfer of all or substantially all the assets of the business of the assigning Party, or with the sale or other transfer of the assets of the assigning Party to which this Agreement relates; or (b) the assignment of this Agreement by the assigning Party to any of its affiliates. In the event that the assigning Party trai1sfers or assigns its rights and obligations under this Agreement and no consent is required, the assigning Party shall notify the other Party in writing of same.

14. Amendment or Waiver

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party hereto may, by an instrument in writing, waive compliance with or breach of any term or provision of this Agreement by the other Party. The waiver by any Party hereto of compliance with or breach of any term or provision of this Agreement shall not be construed as a waiver of subsequent compliance or of any subsequent breach.

15. Ethics and Conflicts of Interest

Syntroleum shall not pay any salaries, commissions or fees, or make any payments or rebates, to any employee or officer of Sasol, or any designee of any such employee or officer, or favo1·any such employee or officer, or any designee of any such employee or officer, with gifts or entertainment of significant cost or value or with services or goods sold at less than full market value.

16. Governing Law

This Agreement and all operations hereunder shall be subject to applicable laws of the State of Oklahoma, but nothing contained herein shall be construed as a waiver of any right to question or contest any such law in any forum having jurisdiction over the Plant.

17. Invalidity

If any of the provisions of this Agreement, including its Schedules, is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement

18. Entire Agreement

This Agreement, including the Schedules hereto, contains the entire Agreement between the Parties hereto with respect to the subject matter hereof and shall merge all prior or contemporaneous understandings and agreements herein. There are no additional terms, whether consistent or inconsistent oral or written, which are intended to be part of the Parties’ understandings which have not been incorporated into this Agreement. In the interpretation and enforcement of this Agreement, the Parties agree this Agreement was prepared jointly by the Parties and not by one Party to the exclusion of the other.

19. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

SYNTROLEUM CORPORATION		SASOL (USA) CORPORATION

By:	/s/ Karen L. Power	By:	/s/ Patrick C Cain
Name:	Karen L. Power	Name:	Patrick C Cain
Title:	SVP/PFO	Title:	Manager Finance & Treasurer
Date:	March 1, 2013	Date:	3-1-13

Confidential Treatment Requested by

Syntroleum Corporation

Personnel Services Agreement

By and between

Syntroleum Corporation and Sasol (USA) Corporation

Schedule No. 1

Personnel Rates

Discipline	Rate per Hour, $US
Engineering Project Manager	$	[***	]
Technical Director
Manager of Catalyst Technology
Manager—Special Products
Manager—Product Upgrading
Senior Process Engineer	$	[***	]
Sr. Process Engineer
Sr. Research Engineer
Sr. Control Systems
Engineer	$	[***	]
Process Engineer
Technical Service Engineer
Research Engineer
Technical/Draftsman	$	[***	]
Operator
Chemist
Instrument Engineer
Laboratory Specialist
Administrative Assistant	$	[***	]
Legal Services	$	[***	]
Accounting & Economic Analysis	$	[***	]

1.	Additional Overhead Items may be billed out as incurred
2.	Direct Costs—Consultants, Materials, etc: Costs + [***]%
3.	Travel Expenditures—Airline, lodging, meals, rentals, travel documents, etc: Cost + [***]%
4.	Travel time is billed at designated billing rate portal to portal 12 hr/day maximum.
5.	All amounts are net of all offsets (including wire costs). Taxes applied as applicable.
6.	Payment Terms: 10% down payment, 10 days billings, 5 days payment terms.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.